Exhibit 99.1

NEWS RELEASE For Immediate Release Contact: Julie Blystone Toll free ofc. (877) 988-8048 Fax : (715) 424-3414 Email-pr@renlearn.com

2911 Peach Street • P.O. Box 8036 • Wisconsin Rapids, WI 54495-8036

Renaissance Learning, Inc. Announces Fourth Quarter Results

WISCONSIN RAPIDS, Wis., — January 25, 2006 — Renaissance Learning®, Inc., (Nasdaq: RLRN), a leading provider of computerized assessment and progress monitoring tools for pre-K-12 schools and districts, today announced financial results for the quarter and year ended December 31, 2005.  Revenues for the fourth quarter of 2005 were $29.0 million, an increase of 14.8% from fourth quarter 2004 revenues of $25.3 million.  Net income, was $6.0 million compared to net income of $5.2 million for the fourth quarter of 2004, an increase of 15.8%.  Earnings per share for the quarter were $0.20, compared to $0.17 per share earned in the prior year. The current quarter results included a pre-tax gain of $1.8 million on the sale of an office building and a decrease in income tax expense of approximately $0.8 million primarily from the favorable resolution of certain state and federal tax positions. Also last year fourth quarter results do not include the revenue and earnings from Alpha Smart, which was merged with Renaissance Learning in June.

Revenues for the twelve-month period ended December 31, 2005 were $116.3 million, up 4.1% from the 2004 revenues of $111.7 million.  Net income for 2005 was $24.8 million, or $.80 per share, compared to net income of $22.7 million, or $.73 per share for 2004.

“Our revenues for our core business, pre-AlphaSmart, while still down slightly for the quarter, continued to show improving trends for the fifth quarter in a row,” commented John R. Hickey, president and chief executive officer of Renaissance Learning, Inc.  “Although AlphaSmart™ product sales were weaker in the quarter compared to last year, our investment in R & D continues and we remain confident about being able to generate revenue and profit growth from the combined Renaissance Learning and AlphaSmart product line.”

“This quarter is exceptional in that we began shipping two new products, ReadNow with Power Up, our new middle school reading intervention program and the Renaissance Classroom Response System,” said Hickey,  “and there is high interest in both products.”

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RLI Q4 Earnings

“With regard to Read Now with PowerUp! it is evident that there is a strong need for an affordable, research-based reading intervention solution that targets struggling readers in grades 5-9,” said Hickey. “This solution provides educators a complete package of progress monitoring technology, reading skills, instructional materials and engaging fiction and nonfiction paperback books to help students needing remediation.”

The Classroom Response System (CRS) incorporates leading radio frequency (RF) technology and easy-to-use interactive software with a remote wireless handheld devise.

“The Renaissance Classroom Response System has resulted in substantial interest from educators, higher than any we have seen in recent years,” said Hickey. “Grading student assignments, and creating tests and quizzes is very time consuming work for teachers, but now with CRS teachers can create test questions in a fraction of the time it takes using traditional methods.”

Excluding AlphaSmart products, Renaissance Learning added about 300 new customer schools in the U.S. and Canada during the quarter, bringing total North American schools that have adopted Company products to more than 69,000.  Of these, more than 65,000 have adopted the Company’s reading products and more than 27,000 have adopted the Company’s math products.

The Company will hold a conference call at 4:00 p.m. CST today to discuss its financial results, quarterly highlights, and business outlook.  The teleconference may be accessed in listen-only mode by dialing 866-425-6193 at 4:00 p.m. CST.  Please call a few minutes before the scheduled start time to ensure a proper connection.

A digital recording of the conference call will be made available on January 25, 2006 at 8:00 p.m. through February 1, 2006 at 11:59 p.m.  The replay dial-in is 877-519-4471.  The conference ID number to access the replay is 6915840.

Renaissance Learning, Inc.

Renaissance Learning, Inc. is a leading provider of computerized assessment and progress monitoring tools for pre-K-12 schools and districts.  Renaissance Learning products give students and teachers continuous feedback to inform instruction and help teachers and administrators motivate students, dramatically accelerate learning, and improve test scores. Renaissance Learning has seven U.S. locations and subsidiaries in Australia, Canada, India and the United Kingdom.

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements regarding growth initiatives, management’s revenue expectations and growth prospects for future periods, the introduction and the acceptance of new products and services.  Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements.  Factors that could cause or contribute to such differences include risks associated with the implementation of the Company’s strategic growth plan and other risks affecting the Company’s business as described in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2004 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.  The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

(tables to follow)

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RLI Q4 Earnings

RENAISSANCE LEARNING®, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in thousands, except per share amounts)
(unaudited)
	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2005	2004	2005	2004

Net sales:
Products	$23,920	$20,431	$94,296	$91,482
Services	5,070	4,827	21,987	20,242
Total net sales	28,990	25,258	116,283	111,724

Cost of sales:
Products	4,105	1,149	12,917	6,167
Services	1,997	2,071	8,669	9,532
Total cost of sales	6,102	3,220	21,586	15,699

Gross profit	22,888	22,038	94,697	96,025

Operating expenses:
Product development	4,463	3,539	17,046	14,536
Selling and marketing	8,347	7,118	30,778	30,551
General and administrative	3,619	2,816	12,989	12,005

Total operating expenses	16,429	13,473	60,813	57,092

Operating income	6,459	8,565	33,884	38,933

Other income (expense), net	2,133	454	3,494	1,640

Income - continuing operations before income taxes	8,592	9,019	37,378	40,573

Income taxes – continuing operations	2,560	3,337	13,211	14,993

Income – continuing operations	6,032	5,682	24,167	25,580

Income (loss) on discontinued operations, Net of tax benefit of $0 in 2005 and $279 for the three months ended December 31, 2005 and 2004, respectively; and $1,417 and $1,690 for the twelve months ended December 31, 2005 and 2004, respectively	-	(475)	584	(2,878)

Net income	$6,032	$5,207	$24,751	$22,702

Earnings per share:
Basic:
Continuing Operations	$0.20	$0.18	$0.78	$0.82
Discontinued Operations	0.00	(0.01)	0.02	(0.09)
Net income	$0.20	$0.17	$0.80	$0.73
Diluted:
Continuing Operations	$0.20	$0.18	$0.78	$0.82
Discontinued Operations	0.00	(0.01)	0.02	(0.09)
Net income	$0.20	$0.17	$0.80	$0.73

Weighted average shares outstanding:
Basic	30,826,539	31,018,228	30,966,501	31,046,200
Diluted	30,879,523	31,109,686	31,029,672	31,199,811

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CONSOLIDATED BALANCE SHEETS
(dollar amounts in thousands)
(unaudited)

	December 31,	December 31,
	2005	2004

ASSETS:
Current assets:
Cash and cash equivalents	7,083	$27,460
Investment securities	23,363	25,103
Accounts receivable, net	11,393	8,441
Inventories	4,138	2,364
Prepaid expenses	1,722	1,194
Deferred tax asset	3,693	3,800
Assets of discontinued operations	-	1,149
Other current assets	390	453
Total current assets	51,782	69,964

Investment securities	4,132	21,003
Property, plant and equipment, net	11,475	18,552
Deferred tax asset	738	1,620
Goodwill	45,906	2,757
Other assets	14,349	828

Total assets	$128,382	$114,724

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	3,280	$1,226
Deferred revenue	18,255	16,484
Payroll and employee benefits	4,156	3,983
Income taxes payable	313	925
Liabilities of discontinued operations	-	1,650
Other current liabilities	4,214	3,881
Total current liabilities	30,218	28,149
Deferred revenue	670	620
Deferred compensation	1,603	1,354
Other noncurrent liabilities	25	-
Total liabilities	32,516	30,123

Minority interest	-	184

Total shareholders' equity	95,866	84,417

Total liabilities and shareholders' equity	$128,382	$114,724

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